Exhibit 32.2

Certifications of Chief Financial Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Financial Officer and Vice President of Finance of Inotiv, Inc. (the “Company”), hereby certifies that, to the best of her knowledge:

(a)

the Quarterly Report on Form 10-Q of the Company for the three months ended June 30, 2022 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Beth A. Taylor
Beth A. Taylor
Chief Financial Officer and Vice President of Finance
Date: August 12, 2022